Exhibit 99.1

FIRST AMERICAN INTERNATIONAL CORP. AND SUBSIDIARIES

Brooklyn, New York

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

FIRST AMERICAN INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

December 31, 2017 and 2016

	2017	2016
ASSETS
Cash and due from banks – noninterest bearing	$5,096,701	$5,038,332
Due from banks – interest-bearing overnight and money market accounts	85,152,433	50,969,087
Federal funds sold – overnight	781,000	220,000
Cash and cash equivalents	91,030,134	56,227,419
Time deposits with banks	3,800,066	3,796,802
Securities available for sale	16,902,282	28,068,002
Securities held to maturity (fair value of $26,821,316 and $28,488,625 at December 31, 2017 and 2016, respectively)	26,931,942	28,577,765
Loans held for sale	440,000	2,528,000
Loans receivable, net	704,656,904	667,108,934
Bank premises and equipment, net	6,396,523	6,920,782
Federal Home Loan Bank (“FHLB”) stock, at cost	7,613,100	7,821,100
Accrued interest receivable	2,740,936	2,661,426
Mortgage servicing rights	9,131,030	7,008,026
Other assets	3,288,199	5,569,018
	$872,931,116	$816,287,274
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$147,696,322	$136,162,533
NOW	4,950,724	5,148,635
Money market and savings	169,382,786	163,638,057
Time deposits	307,738,028	267,742,533
	629,767,860	572,691,758
Other borrowed funds	150,000,000	156,000,000
Junior subordinated debentures	7,217,000	7,217,000
Accrued interest payable	2,462,252	1,773,099
Accounts payable and other liabilities	4,156,351	5,869,179
Total liabilities	793,603,463	743,551,036
Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, $0.01 par value, 750,000 shares authorized; Series B preferred stock, $0.01 par value; 17,000 shares authorized, issued and outstanding; and aggregate liquidation value of $17,000,000 at December 31, 2017 and 2016, respectively	170	170
Common stock, $.0001 par value; 8,000,000 shares authorized; and 2,206,546 shares issued and 2,204,046 shares outstanding at December 31, 2017 and 2016	221	221
Non-controlling interest	71,500	71,500
Additional paid-in capital	55,235,383	54,679,267
Treasury stock, 2,500 shares of common stock at cost	(68,000)	(68,000)
Retained earnings	24,115,246	18,084,100
Accumulated other comprehensive loss	(26,867)	(31,020)
Total stockholders’ equity	79,327,653	72,736,238
	$872,931,116	$816,287,274

See accompanying notes to the consolidated financial statements.

FIRST AMERICAN INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

December 31, 2017 and 2016

	2017	2016
Interest and dividend income
Loans, including fees	$32,444,276	$28,165,213
Securities	1,186,356	1,565,138
FHLB Stock	434,548	278,626
Due from banks and money market accounts	731,234	219,996
Federal funds sold	13,952	5,026
	34,810,366	30,233,999
Interest expense
Deposits	4,855,590	3,328,847
Other borrowed funds	2,725,541	2,343,398
Junior subordinated debentures	256,427	211,959
	7,837,558	5,884,204
Net interest income	26,972,808	24,349,795
Provision for loan losses	148,982	367,000
Net interest income after provision for loan losses	26,823,826	23,982,795
Noninterest income
Service and transaction fees	4,540,225	4,395,110
Gain on sale of fixed assets held of sale	—	740,003
(Loss) Gain on sale, redemption and recovery of securities, net	(86,135)	435,247
Grants from U.S. Treasury Department	227,282	—
Gain on sales of loans, net	7,919,685	2,713,844
	12,601,057	8,284,204
Noninterest expenses
Salaries and employee benefits	14,690,340	13,083,490
General and administrative	9,155,027	6,712,385
Depreciation, amortization and occupancy	4,256,874	4,243,158
	28,102,241	24,039,033
Income before income tax expense	11,322,642	8,227,966
Income tax expense	4,462,027	2,835,674
Net income	6,860,615	5,392,292
Preferred stock dividends and discount accretion	829,469	806,093
Net income available to common stockholders	$6,031,146	$4,586,199
Earnings per common share:
Basic	$2.74	$2.08
Diluted	$2.73	$2.08
Net income	$6,860,615	$5,392,292
Unrealized holding (loss) gain arising during the period	(91,151)	582,247
Reclassification adjustment for losses (gains) included in gain (loss) on sale of securities, net in the statements of operations and comprehensive income	86,135	(435,247)
Tax effect	9,168	(49,980)
Other comprehensive income, net of tax:
Unrealized gain on securities, net of reclassifications and taxes	4,153	97,020
Comprehensive income	$6,864,767	$5,489,312

See accompanying notes to the consolidated financial statements.

FIRST AMERICAN INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

December 31, 2017 and 2016

	Preferred Stock (Series B)		Common Stock			Non-	Additional	Treasury Stock			Accumulated Other
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Controlling Interest	Paid-in Capital	Number of Shares	Amount	Retained Earnings	Comprehensive Loss	Total
Balance at December 31, 2015	17,000	$170	2,201,446	$220	144	$72,000	$54,213,710	(2,500)	$(68,000)	$13,504,520	$(128,040)	$67,594,580
Adjustment	—	—	—	—	—	—	6,619	—	—	(6,619)	—	—
Net Income	—	—	—	—	—	—	—	—	—	5,392,292	—	5,392,292
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	97,020	97,020
Dividends FAIB Capital Corp	—	—	—	—	—	—	—	—	—	(7,150)	—	(7,150)
Preferred stock repurchased and retired	—	—	—	—	(1)	(500)	—	—	—	—	—	(500)
Restricted stock issued	—	—	5,100	1	—	—	—	—	—	—	—	1
Preferred stock dividends	—	—	—	—	—	—	458,938	—	—	(798,943)	—	(340,005)
Balance at December 31, 2016	17,000	$170	2,206,546	$221	143	$71,500	$54,679,267	(2,500)	$(68,000)	$18,084,100	$(31,020)	$72,736,238
Net Income	—	—	—	—	—	—	—	—	—	6,860,615	—	6,860,615
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	4,153	4,153
Dividends FAIB Capital Corp	—	—	—	—	—	—	—	—	—	(7,150)	—	(7,150)
Preferred stock repurchased and retired	—	—	—	—	—	—	—	—	—	—	—	—
Restricted stock award	—	—	—	—	—	—	73,797	—	—	—	—	73,797
Preferred stock dividends	—	—	—	—	—	—	482,319	—	—	(822,319)	—	(340,000)
Balance at December 31, 2017	17,000	$170	2,206,546	$221	143	$71,500	$55,235,383	(2,500)	$(68,000)	$24,115,246	$(26,867)	$79,327,653

See accompanying notes to the consolidated financial statements.

FIRST AMERICAN INTERNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities
Net income	$6,860,615	$5,392,292
Adjustments to reconcile net income to net cash provided by operating activities
Provision for loan losses	148,982	367,000
Loss (Gain) on sale, redemption and recovery of securities, net	86,135	(435,247)
Gain on sale of loans held for sale	(2,248,585)	(2,825,320)
Gain on sale of loans held for investment	(5,560,951)	(1,583,963)
Change in fair value of mortgage servicing rights	(110,092)	1,695,439
Depreciation	1,065,939	1,096,022
Gain on sale of fixed assets held for sale	—	(740,003)
Deferred tax expense (benefit)	2,545,843	(1,350,542)
Residential mortgage loans originated for sale	(85,212,325)	(105,295,844)
Proceeds from sales of residential mortgage loans held for sale	88,919,829	108,398,386
Proceeds from sale of commercial loan held for sale	—	1,100,000
Restricted Stock award	73,797	—
Increase in accrued interest receivable	(79,510)	(480,869)
(Increase) Decrease in other assets	(265,025)	516,941
(Decrease) Increase in accrued interest payable, accounts payable and other liabilities	(1,023,675)	2,256,343
Net cash provided by operating activities	5,200,977	8,110,635
Cash flows from investing activities
Proceeds from sales of securities AFS	1,743,158	14,897,421
Proceeds from maturities, calls, redemption and principal payments of securities AFS	9,340,579	8,163,030
Proceeds from maturities, calls and principal payments of securities HTM	1,645,823	1,748,002
Purchases of securities HTM	—	(8,047,930)
Sale (Purchase) of FHLB stock	208,000	(1,922,200)
Proceeds from sale of commercial loan	—	860,000
(Decrease) Increase in time deposits with banks	(3,264)	149,962
Net increase in loans receivable	(177,504,465)	(198,265,787)
Proceeds from sales of residential mortgage loans	143,984,635	37,567,407
Proceeds from sale of fixed assets	—	740,003
Capital expenditures	(541,680)	(698,046)
Net cash used in investing activities	(21,127,214)	(144,808,138)
Cash flows from financing activities
Dividends paid on Series B preferred stock	(340,000)	(340,005)
Dividends paid on REIT preferred stock	(7,150)	(7,150)
Preferred stock repurchase and retirement	—	(500)
Proceeds from other borrowed funds	—	92,367,000
Repayment of other borrowed funds	(6,000,000)	(53,367,000)
Net increase in deposits	57,076,102	127,220,300
Net cash provided by financing activities	50,728,952	165,872,645
Net increase in cash and cash equivalents	34,802,715	29,175,142
Cash and cash equivalents, beginning of year	56,227,419	27,052,277
Cash and cash equivalents, end of year	$91,030,134	$56,227,419
Supplemental disclosures of cash flow information
Cash paid for
Interest	$7,148,405	$5,174,085
Income taxes	3,484,597	3,000,000
Supplemental non-cash disclosures
Transfer of loans receivable to loans held for sale	$140,333,540	$36,877,280

See accompanying notes to the consolidated financial statements.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: First American International Corp. (“Company”) is a bank holding company headquartered in Sunset Park, Brooklyn, New York. Through its subsidiaries, First American International Bank (“Bank”), FAIB Capital Corp. (“REIT”) and FAIC Insurance Services, Inc., the Company provides individuals, corporations and other businesses, and institutions with commercial and retail banking services, including loans and deposits, mortgage banking, insurance and other financial services.

The Bank is a New York State chartered commercial bank. The Bank is a member of the Federal Deposit Insurance Corporation (“FDIC”) and provides full banking services to customers through its eight branches located in Brooklyn, Queens and Manhattan.

The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America (with U.S. generally accepted accounting principles) management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of mortgage servicing rights and the valuation of deferred tax assets.

Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash and amounts with maturities less than 90 days including due from banks, interest and non-interest-bearing, overnight, money market accounts and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased.

Interest-Bearing Deposits in Other Financial Institutions: Interest-bearing deposits in other financial institutions, including money market funds and time deposits with banks are carried at cost.

Securities: Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that meet the aforementioned criteria, the amount of impairment is split into two components as follows: (1) OTTI related to credit loss, which must be recognized in the income statement and (2) OTTI related to other factors, which is recognized in other comprehensive income (loss). The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale: Loans intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Mortgage loans originated for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on mortgage, commercial, and consumer loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Interest income may be discontinued on loans less than 90 days past due at discretion of management. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The current factors for which the Company evaluates when determining adjustments to the historical loss factors include changes to, or the strength of the Company’s underwriting and related policies and procedures, economic trends within the tri-state area, changes within the composition of the portfolio, related to either changes in underlying loan types or the underlying past due or nonaccrual status within that loan type, changes in management and staff, trends within the underlying collateral values, regulatory factors, and evaluation of credit concentrations.

The following portfolio segments have been identified: Commercial and industrial loans, commercial real estate loans, residential real estate loans, and consumer and installment loans.

Commercial and industrial loans: Commercial credit is extended to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or other projects. The majority of these borrowers are customers doing business within our geographic regions. These loans are generally underwritten individually and secured with the assets of the borrower and the personal guarantee of the business owners. Commercial loans are made based primarily on the historical and projected cash flow of the borrower and the underlying collateral provided by the borrower.

Commercial real estate loans: Commercial real estate loans, including multifamily, are subject to underwriting standards and processes similar to commercial loans. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the property. Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market such as geographic location and property type. Commercial real estate loans also include construction loans, which are primarily collateralized by the acquired land and the constructed premises. These loans require continuous attention and monitoring of the construction progress. The repayment of these loans is contingent upon the borrower’s ability to complete and sell the constructed property or generate enough rental income to service the permanent debt. As a result the risk with these loans is that they are contingent upon future events whose probability at the time of origination is uncertain. Therefore these loans receive a higher risk rating than all other loan types.

Residential real estate loans: Residential mortgage loans represent loans to consumers for the purchase or refinance of a one-to-four family residence. These loans are generally financed as fifteen to thirty year mortgages, and in most cases, are extended to borrowers to finance their primary residence. Real estate market values at the time of origination directly affect the amount of credit extended and, in the event of default, subsequent changes in these values may impact the severity of losses.

Consumer and installment loans: Consumer loans are primarily comprised of lines of credit or closed-end loans secured by second mortgages. The maximum amount of a home equity line of credit is generally limited to 80% (with acceptable credit scores) of the appraised value of the property less the balance of the first mortgage. Consumer loans also include installment loans made directly to consumers. These loans have a specific matrix which consists of several factors including debt to income, type of collateral and loan to collateral value, credit history and relationship with the borrower.

Bank Premises and Equipment: Land is carried at cost. Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets, or lease term, whichever is shorter.

Federal Home Loan Bank (“FHLB”) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Mortgage Servicing Rights: When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in gain on sale of loans. Fair value is based on market prices for comparable mortgage servicing contracts when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

Under the fair value measurement method, the Company measures servicing rights at fair value at each reporting date and reports changes in fair value of servicing assets in earnings in the period in which the changes occur, and are included with service and transaction fees on the Consolidated Statements of Income and Comprehensive Income. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. There was no other real estate owned as of December 31, 2017 or 2016.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law resulting in a reduction in the Company’s federal income tax rate to 21% from 34% effective January 1, 2018.

In February 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which requires entities to reclassify from accumulated other comprehensive income (AOCI) to retained earnings the effects of the change in the federal tax rate under the TCJA on deferred amounts that were originally recorded in other comprehensive income (OCI). The amount of the reclassification excludes the effects of any valuation allowance previously charged to income from continuing operations. The Company adopted this ASU resulting in a reclassification of $14,225 from AOCI to retained earnings in the consolidated financial statements.

Stock-Based Compensation: Compensation cost is recognized for stock options issued to employees based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Earnings Per Common Share: Basic earnings per common share is net income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.

Comprehensive Income: Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Other comprehensive income (loss) consists of the change in unrealized gain (loss) on securities available for sale, net of reclassification adjustments and tax effects.

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments, which include due from banks and loans receivable. As of December 31, 2017 and 2016, the Company had approximately $2,250,000 and $2,251,000, respectively, in deposit balances at certain financial institutions which were in excess of usual federally-insured limits. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to these cash investments.

There are no significant concentrations of loans to any one industry or customer. However, the majority of the Company’s loans and loan commitments have been granted to customers in the Company’s market area. Accordingly, the collectability of loans and management’s ability to increase net interest income will be impacted, to some extent, by economic conditions in the New York metropolitan area.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through March 9, 2018, which is the date the financial statements were available to be issued.

NOTE 2 – SECURITIES

The amortized cost and fair value of securities available for sale, and related gross unrealized gains and losses were are follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2017
Municipal securities	$—	$—	$—	$—
U.S. Treasury securities	—	—	—	—
Mortgage backed securities – residential	2,259,705	6,660	(21,155)	2,245,210
Mortgage backed securities – commercial	2,544,872	—	(34,540)	2,510,332
Corporate note securities	9,936,067	16,061	(12,063)	9,940,065
Collateralized mortgage obligations	2,213,654	10,206	(17,185)	2,206,675
	$16,954,298	$32,927	$(84,943)	$16,902,282

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2016
Municipal securities	$2,212,535	$2,489	$(3,926)	$2,211,098
U.S. Treasury securities	1,000,050	348	—	1,000,398
Mortgage backed securities – residential	4,044,440	15,387	(24,385)	4,035,442
Mortgage backed securities – commercial	4,729,046	614	(48,370)	4,681,290
Corporate note securities	12,205,230	28,291	(26,844)	12,206,677
Collateralized mortgage obligations	3,923,701	19,716	(10,320)	3,933,097
	$28,115,002	$66,845	$(113,845)	$28,068,002

The amortized cost and fair value of securities held to maturity, and related gross unrealized gains and losses, were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2017
U.S. Government Agencies	$999,802	$—	$(4,947)	$994,855
Municipal securities	1,295,354	30,400	(2,031)	1,323,723
U.S. Treasury securities	998,404	—	(2,115)	996,289
Mortgage backed securities – residential	3,449,491	3,529	(42,588)	3,410,432
Mortgage backed securities – commercial	2,309,543	115	(21,928)	2,287,730
Corporate note securities	17,122,042	72,026	(137,049)	17,057,019
Collateralized mortgage obligations	757,306	—	(6,038)	751,268
	$26,931,942	$106,070	$(216,696)	$26,821,316

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2016
U.S. Government Agencies	$999,581	$—	$(2,343)	$997,238
Municipal securities	1,355,596	32,082	(4,096)	1,383,582
U.S. Treasury securities	996,685	6,948	—	1,003,633
Mortgage backed securities – residential	3,980,903	13,092	(57,690)	3,936,305
Mortgage backed securities – commercial	3,106,576	4,553	(12,631)	3,098,498
Corporate note securities	17,194,253	50,072	(117,911)	17,126,414
Collateralized mortgage obligations	944,171	4,288	(5,504)	942,955
	$28,577,765	$111,035	$(200,175)	$28,488,625

The amortized cost and fair value of debt securities by final contractual maturity at year-end 2017 were as follows:

	Available For Sale
	Amortized Cost	Fair Value
Due before one year	$146,463	$146,012
Due after one year through five years	10,645,884	10,647,118
Due five years through ten years	1,270,641	1,247,008
Due over ten years	4,891,310	4,862,144
	$16,954,298	$16,902,282

	Held To Maturity
	Amortized Cost	Fair Value
Due before one year	$4,318,133	$4,308,939
Due after one year through five years	16,950,633	16,901,774
Due five years through ten years	2,473,791	2,470,974
Due over ten years	3,189,385	3,139,629
	$26,931,942	$26,821,316

Securities with a carrying amount of approximately $1,000,000 and $2,000,000 were pledged as collateral to secure borrowings as of December 31, 2017 and 2016, respectively.

During 2017, proceeds from the sales of securities were $1,743,158 with gross realized losses of $86,135. During 2016, proceeds from sales of securities were $14,897,421 with gross realized gains of $319,115 and gross realized losses of $4,391. Additionally, as the result of a bankruptcy liquidation, in 2016 the Company received proceeds of $111,134 pertaining to a security which had previously been fully written-off in 2009. In addition, there was a gain on redemption of a security in 2016 of $9,389.

Securities with unrealized losses at year-end 2017 and 2016, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

Available for sale:

	Less Than 12 Months		12 Months or Greater		Totals
	Fair Values	Unrealized Losses	Fair Values	Unrealized Losses	Fair Values	Unrealized Losses
December 31, 2017
Municipal securities	$—	$—	$—	$—	$—	$—
U.S. Treasuries	—	—	—	—	—	—
Mortgage backed securities – residential	676,353	(3,197)	718,595	(17,958)	1,394,948	(21,155)
Mortgage backed securities – commercial	513,621	(2,348)	1,996,711	(32,192)	2,510,332	(34,540)
Corporate notes	6,870,581	(12,063)	—	—	6,870,581	(12,063)
Collateralized mortgage obligations	1,095,772	(7,603)	503,700	(9,582)	1,599,472	(17,185)
Total	$9,156,327	$(25,211)	$3,219,006	$(59,732)	$12,375,333	$(84,943)
December 31, 2016
Municipal securities	$1,196,437	$(3,926)	$—	$—	$1,196,437	$(3,926)
U.S. Treasuries	—	—	—	—	—	—
Mortgage backed securities – residential	769,342	(4,236)	823,068	(20,149)	1,592,410	(24,385)
Mortgage backed securities – commercial	2,901,909	(21,091)	1,025,273	(27,279)	3,927,182	(48,370)
Corporate notes	3,001,711	(8,994)	2,047,242	(17,850)	5,048,953	(26,844)
Collateralized mortgage obligations	1,899,075	(7,526)	115,836	(2,794)	2,014,911	(10,320)
Total	$9,768,474	$(45,773)	$4,011,419	$(68,072)	$13,779,893	$(113,845)

As of December 31, 2017 and 2016, there were 22 and 51 securities, respectively, with unrealized losses of less than 12 months and 9 and 7 securities, respectively, with unrealized losses of greater than 12 months. At December 31, 2017 and 2016, all of the securities in an unrealized loss position had interest rate sensitivity and the cause of the temporary impairment was directly related to the change in interest rates. The Company generally views changes in fair value caused by changes in interest rates as temporary, which is consistent with its experience. None of the unrealized losses are related to credit losses. Therefore, at December 31, 2017 and 2016, the impairments were deemed temporary based on (1) the direct relationship of the decline in fair value to movements in interest rates and (2) the estimated remaining life and high credit quality of the investments.

Held to maturity:

	Less Than 12 Months		12 Months or Greater		Totals
	Fair Values	Unrealized Losses	Fair Values	Unrealized Losses	Fair Values	Unrealized Losses
December 31, 2017
U.S. Government agencies	$—	$—	$994,855	$(4,947)	$994,855	$(4,947)
Municipal securities	—	—	577,001	(2,031)	577,001	(2,031)
U.S. Treasuries	996,289	(2,115)	—	—	996,289	(2,115)
Mortgage backed securities – residential	1,621,834	(16,708)	891,327	(25,880)	2,513,161	(42,588)
Mortgage backed securities – commercial	467,709	(877)	1,079,069	(21,051)	1,546,778	(21,928)
Corporate notes	7,013,503	(101,673)	1,000,914	(35,375)	8,014,417	(137,048)
Collateralized mortgage obligations	564,387	(26)	186,881	(6,012)	751,268	(6,038)
Total	$10,663,722	$(121,399)	$4,730,047	$(95,296)	$15,393,769	$(216,695)
December 31, 2016
U.S. Government agencies	$997,238	$(2,343)	$—	$—	$997,238	$(2,343)
Municipal securities	580,606	(4,096)	—	—	580,606	(4,096)
U.S. Treasuries	—	—	—	—	—	—
Mortgage backed securities – residential	3,000,927	(57,690)	—	—	3,000,927	(57,690)
Mortgage backed securities – commercial	887,066	(4,226)	443,352	(8,405)	1,330,418	(12,631)
Corporate notes	9,323,752	(117,911)	—	—	9,323,752	(117,911)
Collateralized mortgage obligations	218,647	(5,504)	—	—	218,647	(5,504)
Total	$15,008,236	$(191,770)	$443,352	$(8,405)	$15,451,588	$(200,175)

As of December 31, 2017 and 2016, there were 13 and 27 securities, respectively, with unrealized losses of less than 12 months and there were 8 and 1 securities, respectively, with unrealized losses of greater than 12 months. At December 31, 2017 and 2016, each of the securities in an unrealized loss position had interest rate sensitivity and the cause of the temporary impairment was directly related to the change in interest rates. The issuers continue to pay interest and principal as expected and required. The Company does not intend to sell these securities and it is not more likely than not that the Company will be required to sell these securities prior to their anticipated recovery.

Management evaluates securities for other-than-temporary impairment on a quarterly basis, and more frequently when conditions warrant such evaluation. Factors considered in determining whether an impairment is other-than-temporary includes the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and whether management intends to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery.

NOTE 3 – LOANS RECEIVABLE

The summary of the balance of loans receivable as of December 31 were as follows:

	2017	2016
Real estate – commercial	$265,318,872	$275,430,862
Real estate – residential	446,277,311	401,833,157
Commercial and industrial	4,872,961	1,194,029
Consumer and installment	322,898	381,894
	716,792,042	678,839,942
Less: Net deferred loan fees	(2,622,104)	(2,486,894)
Allowance for loan losses	(9,513,034)	(9,244,114)
Loans receivable, net	$704,656,904	$667,108,934

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ended December 31, 2017 and 2016:

	Real Estate Commercial	Real Estate Residential	Commercial and Industrial	Consumer and Installment	Total
December 31, 2017
Allowance for loan losses:
Beginning balance	$4,840,517	$4,370,420	$27,651	$5,526	$9,244,114
Provision for loan losses	(239,648)	396,114	(7,605)	121	148,982
Loans charged-off	—	(153)	—	(40)	(193)
Recoveries	—	25,131	95,000	—	120,131
Total ending allowance balance	$4,600,869	$4,791,512	$115,046	$5,607	$9,513,034
December 31, 2016
Allowance for loan losses:
Beginning balance	$4,136,272	$4,570,176	$18,666	$4,672	$8,729,786
Provision for loan losses	604,742	(220,917)	(22,015)	5,190	367,000
Loans charged-off	—	—	—	(4,336)	(4,336)
Recoveries	99,503	21,161	31,000	—	151,664
Total ending allowance balance	$4,840,517	$4,370,420	$27,651	$5,526	$9,244,114

The following table presents information related to loans individually and collectively evaluated for impairment by class of loans as of and for the years ended December 31, 2017 and 2016:

	Real Estate Commercial	Real Estate Residential	Commercial and Industrial	Consumer and Installment	Total
December 31, 2017
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$7,965	$—	$—	$7,965
Collectively evaluated for impairment	4,600,870	4,783,546	115,046	5,607	9,505,069
Total ending allowance balance	$4,600,870	$4,791,511	$115,046	$5,607	$9,513,034
Loans:
Individually evaluated for impairment	$754,368	$1,979,579	$—	$—	$2,733,947
Collectively evaluated for impairment	264,564,504	444,297,732	4,872,961	322,898	714,058,095
Total ending loan balance	$265,318,872	$446,277,311	$4,872,961	$322,898	$716,792,042
December 31, 2016
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$28,251	$—	$—	$28,251
Collectively evaluated for impairment	4,840,517	4,342,169	27,651	5,526	9,215,863
Total ending allowance balance	$4,840,517	$4,370,420	$27,651	$5,526	$9,244,114
Loans:
Individually evaluated for impairment	$1,707,920	$1,526,406	$—	$—	$3,234,326
Collectively evaluated for impairment	273,722,942	400,306,751	1,194,029	381,894	675,605,616
Total ending loan balance	$275,430,862	$401,833,157	$1,194,029	$381,894	$678,839,942

The following table presents information related to loans individually evaluated for impairment by class of loans as of and for the years ended December 31, 2017 and 2016:

	Unpaid Principal Balance	Recorded Investment	Allowance For Loan Losses
December 31, 2017
With no related allowance recorded:
Real estate – commercial	$1,360,542	$754,368	$—
Real estate – residential	2,103,383	1,655,487	—
Commercial and industrial	1,540,625	—	—
Consumer	—	—	—
With an allowance recorded:
Real estate – commercial	—	—	—
Real estate – residential	441,317	324,092	7,965
Commercial and industrial	—	—	—
Consumer	—	—	—
	$5,445,867	$2,733,947	$7,965
December 31, 2016
With no related allowance recorded:
Real estate – commercial	$2,323,860	$1,707,920	$—
Real estate – residential	1,592,376	1,174,732	—
Commercial and industrial	1,540,625	—	—
Consumer	—	—	—
With an allowance recorded:
Real estate – commercial	—	—	—
Real estate – residential	441,317	351,675	28,251
Commercial and industrial	—	—	—
Consumer	—	—	—
	$5,898,178	$3,234,327	$28,251

The following table presents information for loans individually evaluated for impairment as of December 31, 2017 and 2016:

	2017	2016
Average recorded investment:
Real estate – commercial	$1,345,599	$1,976,529
Real estate – residential	1,877,200	1,715,299
	$3,222,799	$3,691,828
Interest income recognized during impairment	$—	$—
Cash basis interest income recognized	$—	$—

The following tables present the recorded investment in nonaccrual and loans past due over 90 days with interest still on accrual by class of loans as of December 31, 2017 and 2016:

	Nonaccrual		Loans Past Due Over 90 Days Still Accruing
	2017	2016	2017	2016
Real estate – commercial	$754,368	$1,707,921	$—	$—
Real estate – residential	1,979,579	1,526,406	—	—
Commercial and industrial	—	—	—	—
Consumer and installment	—	—	—	—
	$2,733,947	$3,234,327	$—	$—

Nonaccrual loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following tables present the aging of the recorded investment in past due loans by class of loans as of December 31, 2017 and 2016:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2017
Real estate – commercial	$148,087	$—	$—	$148,087	$265,170,785	$265,318,872
Real estate – residential	166,028	240,908	1,068,444	1,475,380	444,801,931	446,277,311
Commercial and industrial	—	—	—	—	4,872,961	4,872,961
Consumer and installment	684	—	—	684	322,214	322,898
Total	$314,799	$240,908	$1,068,444	$1,624,151	$715,167,891	$716,792,042
December 31, 2016
Real estate – commercial	$10,262,212	$—	$—	$10,262,212	$265,168,650	$275,430,862
Real estate – residential	590,307	388,925	528,497	1,507,729	400,325,428	401,833,157
Commercial and industrial	—	—	—	—	1,194,029	1,194,029
Consumer and installment	1,989	—	—	1,989	379,905	381,894
Total	$10,854,508	$388,925	$528,497	$11,771,930	$667,068,012	$678,839,942

Troubled Debt Restructurings

The Company has a recorded investment in troubled debt restructurings (“TDR”) of $1,036,300 of performing loans and $0 nonperforming loans as of December 31, 2017, compared to $761,700 of performing loans and $389,000 of nonperforming loans as of December 31, 2016. The Company has allocated $8,000 and $28,300 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2017 and 2016. The Company has not committed to lend any additional amounts as of December 31, 2017 and 2016, to customers with outstanding loans that are classified as troubled debt restructurings.

The Company will consider troubled debt restructures where: (a) the borrower is experiencing financial difficulties; (b) when adverse financial or legal events have decreased the likelihood that the Company will receive payment in full in accordance with the original loan terms; (c) troubled debt restructuring may be granted to borrowers who the Company determines are willing to work with the Company to repay their debts and the troubled debt restructuring increases the likelihood that the Company will maximize its recovery on the loan.

There were no troubled debt restructurings during the years ended December 31, 2017 and 2016.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

There were no loans modified in troubled debt restructurings during the previous 12 months for which there was a payment default during the years ended December 31, 2017 and 2016.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loans with an outstanding balance greater than $250,000 and non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:

Special mention – Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Based on the most recent analysis performed, the risk category of loans by class of loans as of December 31, 2017 and 2016, is as follows:

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2017
Real estate – commercial	$256,116,496	$7,747,736	$1,454,640	$—	$265,318,872
Real estate – residential	444,036,732	260,999	1,979,580	—	446,277,311
Commercial and industrial	4,872,961	—	—	—	4,872,961
Consumer and installment	322,898	—	—	—	322,898
Total	$705,349,087	$8,008,735	$3,434,220	$—	$716,792,042
December 31, 2016
Real estate – commercial	$272,038,258	$532,583	$2,860,021	$—	$275,430,862
Real estate – residential	399,499,799	266,005	2,067,353	—	401,833,157
Commercial and industrial	1,194,029	—	—	—	1,194,029
Consumer and installment	381,894	—	—	—	381,894
Total	$673,113,980	$798,588	$4,927,374	$—	$678,839,942

For loans with an outstanding balance lower than $250,000 and homogeneous loan pools, such as residential mortgages, home equity lines of credit, and installment loans, the Company uses payment status to identify the credit risk. Payment status is reviewed on a daily basis by the Company’s Credit Department and on a monthly basis with respect to determining the adequacy of the allowance for loan losses. The payment status of these loans at December 31, 2017 and 2016, is included in the aging of the recorded investment of past due loans table. In addition, the total nonperforming portion of these loans at December 31, 2017 and 2016 is presented in the recorded investment in nonaccrual loans table.

As of December 31, 2017, the Company had 3 residential loans with an unpaid principal balance totaling $1,154,000 that were in process of foreclosure. There were 2 residential loans with an unpaid principal balance totaling $614,000 that were in process of foreclosure as of December 31, 2016.

The Company had no loans classified as substandard being held for sale at December 31, 2017 and 2016.

The Company does not make loans to executive officers and directors, and companies in which they have a beneficial ownership (related parties) in the normal course of business. During 2017 or 2016, there were no material related party loans.

NOTE 4 – BANK PREMISES AND EQUIPMENT

The cost and accumulated depreciation and amortization of bank premises and equipment at year-end were as follows:

	2017	2016
Land	$400,000	$400,000
Buildings and improvements	9,816,893	9,450,017
Furniture, fixtures, automobiles and equipment	6,678,728	6,510,324
	16,895,621	16,360,341
Less: Accumulated depreciation	(10,499,098)	(9,439,559)
	$6,396,523	$6,920,782

Depreciation expense was $1,065,939 and $1,096,022 for 2017 and 2016, respectively.

NOTE 5 – DEPOSITS

Scheduled maturities of time deposits for the next five years were as follows:

2018	$184,059,377
2019	87,191,762
2020	34,140,692
2021	1,899,937
2022	446,260
$307,738,028

Deposits at December 31, 2017 and 2016, from related parties, which include officers, directors, stockholders and companies in which Directors of the Board have a significant ownership interest, were $437,135 and $942,783, respectively.

Time deposits over $250,000 were $34,458,779 and $23,720,741 at December 31, 2017 and 2016, respectively.

NOTE 6 – OTHER BORROWED FUNDS

The Bank is a member of the FHLB of New York. As such, it is eligible to borrow funds at various terms and maturities offered by the FHLB of New York. At December 31, 2017 and 2016, the Bank had borrowings of $150,000,000 and $156,000,000, respectively, with terms and maturities as follows:

	2017		2016
Maturity	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
2017	$—	—	$6,000,000	1.07%
2018	80,500,000	1.72%	80,500,000	1.72%
2019	22,000,000	1.44%	22,000,000	1.44%
2020	45,500,000	2.12%	45,500,000	2.12%
2021	2,000,000	1.70%	2,000,000	1.70%
2022	—	—	—	—
Total	$150,000,000	1.80%	$156,000,000	1.77%

The amount of loans pledged as collateral was approximately $369,600,000 and $306,500,000 at December 31, 2017 and 2016, respectively.

NOTE 7 – JUNIOR SUBORDINATED DEBENTURES

The Company formed First American International Statutory Trust I (“Trust”), a Delaware statutory trust in December 2004. The Trust issued 7,000 units of thirty-year fixed/floating rate capital securities with an aggregate liquidation amount of $7,000,000 to an independent investor, and all of its common securities, amounting to $217,000, to the Company, which is included in other assets.

The capital securities of the Trust, which were non-callable for five years until December 15, 2009, mature in 2034 and are a pooled trust preferred fund of Preferred Term Securities XVI, Ltd. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years.

The Company issued to the Trust a $7,217,000 thirty-year fixed/floating rate junior subordinated deferrable interest debenture having substantially similar terms. The subordinated debenture is the sole asset of the Trust. For regulatory reporting purposes, the Federal Reserve Board has indicated that the capital securities qualify as Tier I capital of the Company subject to previously specified limitations, until further notice. If regulators make a determination that the capital securities can no longer be considered in regulatory capital, the securities become callable and the Company may redeem them.

The capital securities and the subordinated debenture pay interest and dividends, respectively, on a quarterly basis, at a fixed rate per annum of 6.25% through December 15, 2009, and thereafter at a rate per annum equal to the three-month LIBOR plus 2.25% through final maturity on December 15, 2034. The rates at December 31, 2017 and 2016, were 3.84% and 3.21%, respectively. Interest expense on the junior subordinated debentures was $256,427 and $211,959 for the years ended December 31, 2017 and 2016.

NOTE 8 – GRANTS

During the years ended December 31, 2017 and 2016, the Bank received grants of $227,282 and $0, respectively, from the U.S. Treasury Department as an award in recognition of its lending and community development activities under the Bank Enterprise Award Program. These grants were recorded in other non-interest income during the years granted.

NOTE 9 – INCOME TAXES

Allocation of federal, state and local income tax expense (benefit) follows for the year ended December 31:

	2017	2016
Current
Federal	$1,861,001	$4,150,916
State and local	55,183	35,300
	1,916,184	4,186,216
Deferred
Federal	1,817,173	(1,487,548)
Impact from enactment of federal tax reform	568,592	—
State and local	(97,700)	410,219
	2,288,065	(1,077,329)
Change in valuation allowance	257,778	(273,213)
	$4,462,027	$2,835,674

The income tax expense differs from that computed at the federal statutory rate due to the following at year ended December 31:

	2017	2016
Tax at federal statutory rate of 34%	$3,849,698	$2,797,509
Increase (decrease) resulting from:
Meals and entertainment	22,458	40,222
State and local taxes, net of federal income tax benefit	(221,357)	296,512
Valuation allowance	257,778	(273,213)
Enactment of federal tax reform	568,592	—
Other	(15,142)	(25,356)
	$4,462,027	$2,835,674

The component of the net deferred tax assets are as follows:

	2017	2016
Deferred tax assets
Allowance for loan losses	$3,178,098	$4,090,401
Deferred rent	458,163	771,166
Accrued reserves	67,818	146,463
Nonqualified stock options	96,549	167,133
Accrued litigation	100,989	176,995
Nonaccrual loan interest income	347,641	404,828
Net operating loss carryforwards	616,011	18,501
Net unrealized loss on securities	10,923	15,980
Deferred loan fees and costs	116,840	131,442
Other	141,983	667,113
Total deferred tax assets	5,135,015	6,590,022
Deferred tax liabilities
Depreciation	(236,205)	(389,302)
Prepaid expenses	(32,524)	(8,850)
Mortgage servicing rights	(2,314,516)	(1,801,248)
Other	(458,622)	(4,349)
Total deferred tax liabilities	(3,041,867)	(2,203,749)
Valuation Allowance	(1,174,653)	(916,875)
Net deferred tax asset	$918,495	$3,469,398

The net deferred tax asset is included in other assets in the consolidated statements of financial condition.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those deferred tax assets become deductible. Management considers the estimated reversal of deferred tax items, projected future taxable income and tax planning strategies in making this assessment.

Recent New York State and New York City tax law changes make it unlikely that the Company will be paying any significant New York State or New York City income taxes in the future. Therefore, the Company has established a valuation allowance against its New York State and New York City deferred tax assets as of December 31, 2017 and 2016. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the federal deferred tax assets recorded at December 31, 2017 and 2016.

The Company is generating net loss carryforwards in New York State and New York City due to the law changes. The New York State apportioned net operating loss carryforward is approximately $4,988,000 and the New York City apportioned net operating loss carryforward is approximately $4,469,000. These net operating loss carryforwards begin to expire in 2035. These loss carryforwards have a valuation allowance established against them as management believes it is more likely than not the benefit will not be realized in the future.

At December 31, 2017 and 2016, the Company had no unrecognized tax benefits. The Company does not expect the amount of unrecognized tax benefits to change significantly in the next twelve months.

The Company’s tax returns remain subject to examination for years after 2013. The Company’s policy is to recognize interest and penalties related to tax matters as a component of income tax expense.

On December 22, 2017, H.R.1, commonly known as the Tax Cuts and Jobs Act (the “Act”), was signed into law. The Act includes several provisions that will affect the Company’s federal income tax expense, including reducing the federal income tax rate to 21% from 34% effective January 1, 2018. As a result of the rate reduction, the Company is required to re-measure, through income tax expense in the period of enactment, the deferred tax assets and liabilities using the enacted rate at which these items are expected to be recovered or settled. The re-measurement of the Company’s net deferred tax asset resulted in additional 2017 deferred income tax expense of $568,592.

NOTE 10 – GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses consist of the following:

	2017	2016
Professional fees	$3,802,718	$1,698,472
Data processing	1,770,433	1,471,788
Office expense	708,255	766,088
Directors fees and expenses	578,078	535,258
FDIC assessment expense	476,256	430,950
Marketing and advertising	443,664	399,586
Stationary and printing	337,737	392,660
Loan processing fees	314,509	454,485
Insurance	236,750	224,087
Non-income taxes (1)	225,600	225,600
Staff training	204,677	83,374
Other	56,350	30,037
	$9,155,027	$6,712,385

(1)

Due to changes in New York City and New York State tax law, the Company no longer pays income taxes to New York City or New York State. The Company started paying taxes based on capital to New York City and New York State in 2015 and records those taxes as general and administrative expenses.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Litigation: The Company is a party to various legal actions normally associated with financial institutions, the aggregate of which, in management’s opinion, would not have a material adverse effect on the financial position of the Company.

Financial Instruments with Off-Balance Sheet Risk: The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At December 31, 2017 and 2016, the following off-balance sheet financial instruments were outstanding whose contract amounts represent credit risk:

	2017	2016
Loan commitments	$48,165,000	$68,021,000
Unfunded commitments under lines of credit	12,155,000	15,050,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments are structured as fixed rate and tied to Prime. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the customer. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Unfunded commitments under commercial lines of credit and revolving credit lines are commitments for possible future extensions of credit to existing customers.

Loan Sales Commitments to Federal National Mortgage Association (“FNMA” or “Fannie Mae”): Best efforts commitments to deliver loans at fixed prices to the secondary mortgage market totaled $6,969,000 and $14,516,000 at December 31, 2017 and 2016, respectively.

Leases: The Company leases branch and office space in Brooklyn, Manhattan, and Queens, New York, under non-cancelable lease agreements expiring at various dates through 2023, excluding renewal options.

At December 31, 2017, future minimum rentals under lease agreements are approximately as follows:

2018	$2,639,000
2019	2,495,000
2020	1,762,000
2021	902,000
2022	553,000
Thereafter	85,000
$8,436,000

Total rental expense for the years ended December 31, 2017 and 2016, was approximately $2,397,000 and $2,408,000, respectively. The leases contain a clause providing that the Company pay for property taxes, maintenance, and utilities for the premises.

NOTE 12 – DEFERRED COMPENSATION

Deferred Compensation Plans: The Company has unfunded deferred compensation plans for certain officers of the Bank, as defined, and all directors of the Bank and the Company. Under the program, participants, in the case of officers, may defer receipt of all or a specified portion of regular salaries or bonuses and, in the case of directors, defer all or a specified portion of fees for service as a director and earn interest on their deferred amounts as described in the plans. No compensation amounts have been deferred by eligible participants under these plans since their inception.

Salary Deferral Plan: In April 2005, the Company implemented a qualified 401(k) salary deferral plan (“Plan”) for all eligible employees who are at least 21 years of age, who have been employees for one consecutive year and who are credited with 1,000 hours of service as an employee during the Plan year. Service prior to implementation of the Plan was included for the purpose of determining eligibility to participate. Each participant may elect to make salary deferral contributions to the Plan on a pretax basis. Employee salary deferral contributions are immediately vested.

Each year, the Company may elect to match a percentage of participant contributions. The Company may also elect each year to make additional discretionary contributions to the plan. The 401k Plan expense amounted to $150,000 for the year ended December 31, 2017 and is included in salaries and employee benefits on the accompanying consolidated statements of income. There was no 401k Plan expense for the year ended December 31, 2016.

NOTE 13 – STOCK-BASED COMPENSATION PLANS

The Company has 3,000,000 shares of authorized common stock. The Company has reserved 600,000 shares of common stock for issuance of options under the following stock-based compensation plans and 2,400,000 shares of common stock are available for general purposes.

Under the Company’s 2000 and 2005 Incentive Stock Option Plans, options to purchase 150,000 shares (for each plan) of the Company’s common stock may be granted to employees. The exercise price of each option granted under the plans may not be less than 100% of the fair market value (as defined) of the Company’s common stock on the date of the grant. However, for a grantee who owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company, the exercise price of each option granted shall not be less than 110% of the fair market value of the Company’s common stock on the date of the grant. The term of each option shall be determined by a committee of the Board of Directors but in no event may an option be exercisable more than ten years after the date of grant, except for a more than 10% stockholder, whose options may be exercised no more than five years after the date of grant.

Under the Company’s 2000 and 2005 Directors’ Stock Option Plans, options to purchase up to 150,000 shares (for each plan) of the Company’s common stock may be granted to directors who are not employees of the Company. The exercise price of each option granted under the plan may not be less than 100% of the fair market value (as defined) of the Company’s common stock on the date of the grant. The term of each option shall be determined by a committee of the Board of Directors but in no event may an option be exercisable more than ten years after the date of grant.

The right to grant awards under the 2000 Incentive and Directors’ Stock Option Plans terminated on February 22, 2010. The right to grant awards under the 2005 Incentive and Directors’ Stock Option Plans terminated on March 15, 2015. There were no options granted in 2017 and 2016.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses various assumptions including the risk-free interest, expected term, expected stock price volatility, and dividend yield rates. Expected volatilities are based on historical volatilities of the Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior (employee and director options are tracked separately). The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

A summary of the activity in the stock option plan for 2017 and 2016 follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
December 31, 2017
Outstanding at beginning of year	68,000	$24.39
Granted	—	—
Exercised	—	—
Expired	(5,200)	30.00
Forfeited	(5,000)	23.50
Outstanding at end of year	57,800	$23.96	1.18	$363,562
Exercisable at year-end	57,800	$23.96	1.18	$363,562

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
December 31, 2016
Outstanding at beginning of year	76,500	$24.53
Granted	—	—
Exercised	—	—
Expired	(8,500)	25.71
Forfeited	—	—
Outstanding at end of year	68,000	$24.39	2.20	$—
Exercisable at year-end	68,000	$24.39	2.20	$—

There was no compensation cost recognized for stock options for the years ended December 31, 2017 and 2016, respectively. The 57,800 options outstanding as of December 31, 2017 are fully vested.

As of December 31, 2017, there was no unrecognized compensation cost related to non-vested stock options granted under the Plan.

NOTE 14 – STOCKHOLDERS’ EQUITY/REGULATORY MATTERS

The Company, on a consolidated basis, and the Bank are subject to various minimum regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Federal banking agencies have adopted proposals that have substantially amended the regulatory capital rules applicable to the Company and the Bank. The amendments implement the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act. The amended rules establish new higher capital ratio requirements, narrow the definitions of capital, impose new operating restrictions on banking organizations with insufficient capital buffers and increase the risk weighting of certain assets. The amended rules were effective with respect to Company and the Bank in January 2015, with certain requirements that were to be phased in beginning in 2016, and refined the definition of what constitutes “capital” for purposes of calculating those ratios.

The new minimum capital level requirements applicable to the Bank include: (i) a new Common equity Tier 1 risk-based capital ratio of 4.5%; (ii) a Tier 1 risk-based capital ratio of 6% (increased from 4%); (iii) a Total risk-based capital ratio of 8% (unchanged from prior rules); and (iv) a Tier 1 leverage capital ratio of 4% for all institutions (unchanged from prior rules). The amended rules also established a “capital conservation buffer” of 2.5% above the minimum ratios: (i) a Common equity Tier 1 risk-based capital ratio of 7.0%; (ii) a Tier 1 risk-based capital ratio of 8.5%; and (iii) a Total risk-based capital ratio of 10.5%. The new capital conservation buffer requirement began to be phased in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. The Bank will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that could be utilized for such actions.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the accompanying table) of Total and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined). Management believes that the Company and the Bank met all capital adequacy requirements to which they are subject.

The Company’s and the Bank’s actual capital amounts (dollars in thousands) and ratios are also presented in the following tables:

	Actual		Minimum Capital Requirements For Capital Adequacy Purposes		Minimum to be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2017
Tier 1 leverage ratio
Bank	$85,489	9.88%	$34,609	≥4.00%	$43,262	≥5.00%
Company	86,349	9.98%	34,616	≥4.00%	N/A	N/A
Common equity tier 1 ratio
Bank	68,417	12.23%	25,176	≥4.50%	36,365	≥6.50%
Company	69,277	12.38%	25,180	≥4.50%	N/A	N/A
Tier 1 capital ratio
Bank	85,489	15.28%	33,568	≥6.00%	44,757	≥8.00%
Company	86,349	15.43%	33,573	≥6.00%	N/A	N/A
Total capital ratio
Bank	92,514	16.54%	44,757	≥8.00%	55,947	≥10.00%
Company	93,373	16.69%	44,765	≥8.00%	N/A	N/A

December 31, 2016
Tier 1 leverage ratio
Bank	$79,076	9.88%	$32,010	≥4.00%	$40,012	≥5.00%
Company	79,767	9.96%	32,024	≥4.00%	N/A	N/A
Common equity tier 1 ratio
Bank	62,004	11.56%	24,136	≥4.50%	34,863	≥6.50%
Company	62,695	11.68%	24,146	≥4.50%	N/A	N/A
Tier 1 capital ratio
Bank	79,076	14.74%	32,181	≥6.00%	42,908	≥8.00%
Company	79,767	14.87%	32,195	≥6.00%	N/A	N/A
Total capital ratio
Bank	85,815	16.00%	42,908	≥8.00%	53,635	≥10.00%
Company	86,506	16.12%	42,927	≥8.00%	N/A	N/A

The Company is also subject to various dividend restrictions as a result of its participation in the U.S. Treasury’s TARP CPP program as described more fully in Note 16.

NOTE 15 – DISCLOSURES ABOUT ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on either recent real estate appraisals or, for loans with modification agreements in place, discounted cash flow analyses.

In valuing either impaired loans with specific allocations of the allowance for loan losses or real estate owned, appraisals may utilize a single valuation approach or a combination of approaches, including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

As previously disclosed in Note 1, the fair value of servicing rights is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2017
Securities available for sale
Municipal securities	$—	$—	$—
U.S. Treasury securities	—	—	—
Mortgage backed securities – residential	—	2,245,210	—
Mortgage backed securities – commercial	—	2,510,332	—
Corporate note securities	—	9,940,065	—
Collateralized mortgage obligations	—	2,206,675	—
Mortgage servicing rights	—	—	9,131,030

2016
Securities available for sale
Municipal securities	$—	$2,211,098	$—
U.S. Treasury securities	1,000,398	—	—
Mortgage backed securities – residential	—	4,035,442	—
Mortgage backed securities – commercial	—	4,681,290	—
Corporate note securities	—	12,206,677	—
Collateralized mortgage obligations	—	3,933,097	—
Mortgage servicing rights	—	—	7,008,026

Refer to Note 17 for reconciliation of mortgage servicing rights measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2017 and 2016.

Assets and Liabilities Measured on a Non-Recurring Basis

There were no assets and liabilities measured at fair value on a non-recurring basis for the years ended December 31, 2017 and 2016.

Impaired loans are carried at the lower of cost or the present value of expected future cash flows of the loan. If it is determined that the repayment of the loan will be provided solely by the underlying collateral, and there are no other available and reliable sources of repayment, the loan is considered collateral dependent. Impaired loans that are considered collateral dependent are carried at the lower of cost or the fair value of the underlying collateral. Collateral may be in the form of real estate or business assets including equipment, inventory and accounts receivable. The use of independent appraisals and management’s best judgment are significant inputs in arriving at the fair value measure of the underlying collateral and impaired loans are therefore classified within level 3 of the fair value hierarchy.

For such loans that are classified as impaired, an allowance is established when the present value of the expected future cash flows of the impaired loan is lower than the carrying value of that loan. For such loans that are classified as collateral dependent impaired loans, an allowance is established when the current market value of the underlying collateral less its estimated disposal costs has not been finalized, but management determines that it is likely that the value is lower than the carrying value of that loan. Once the net collateral value has been determined, a charge-off is taken for the difference between the net collateral value and the carrying value of the loan.

There were no impaired loans held for sale at December 31, 2017 or 2016.

There was no other real estate owned as of December 31, 2017 and 2016.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by management. Once received, a member of the Bank’s Appraisal Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. Once appraisals are considered appropriate, management discounts the appraised value for estimated selling costs, such as legal, broker, and property maintenance and insurance costs. Individual properties are analyzed on a case-by-case basis with discounts of approximately 10%. In addition, management performs a tax search on the collateral property to determine if there are any unpaid taxes on the property. Any unpaid tax amounts are considered costs and are further discounted from the property value.

Carrying amount and estimated fair values of financial instruments at year end were as follows (in thousands):

	Carrying Value	Fair Value
December 31, 2017
Financial assets
Cash and cash equivalents	$91,030	$91,030
Time deposits with banks	3,800	3,800
Securities available for sale	16,902	16,902
Securities held to maturity	26,932	26,821
Loans held for sale	440	440
Loans receivable, net	704,657	708,945
FHLB stock	7,613	N/A
Mortgage servicing rights	9,131	9,131
Accrued interest receivable	2,741	2,741
Financial liabilities
Deposits	$629,768	$631,929
Other borrowed funds	150,000	149,327
Junior subordinated debentures	7,217	5,351
Accrued interest payable	2,462	2,462

December 31, 2016
Financial assets
Cash and cash equivalents	$56,227	$56,227
Time deposits with banks	3,797	3,797
Securities available for sale	28,068	28,068
Securities held to maturity	28,578	28,489
Loans held for sale	2,528	2,528
Loans receivable, net	667,109	666,661
FHLB stock	7,821	N/A
Mortgage servicing rights	7,008	7,008
Accrued interest receivable	2,661	2,661
Financial liabilities
Deposits	$572,692	$574,471
Other borrowed funds	156,000	156,164
Junior subordinated debentures	7,217	5,291
Accrued interest payable	1,773	1,773

The methods and assumptions, not previously presented, used to estimate fair values are described as follows: Carrying amount is the estimated fair value for cash and cash equivalents, time deposits with banks, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Similar to securities available for sale described previously, the fair value of securities held to maturity are determined by matrix pricing, utilizing an independent pricing service for significantly similar securities and relying on the securities’ relationship to other benchmark quoted securities. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. The fair value of loans, not deemed to be impaired, does not consider any discounts due to market illiquidity. It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability. Fair value of debt is based on current rates for similar financing. The fair value of off-balance-sheet items is not considered material.

NOTE 16 – CAPITAL PURCHASE PROGRAM

On March 13, 2009, as part of the U.S. Treasury Department Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), the Company issued and sold 17,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, for a purchase price of $17,000,000 in cash. Cumulative dividends on the Series A preferred shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference.

In August 2010, the Company exchanged the 17,000 shares of TARP CPP preferred stock (Series A preferred stock) for 17,000 newly issued TARP Community Development Capital Initiative Shares (“CDCI”), shown on the statements of financial condition as Series B preferred stock. The CDCI shares have the same liquidation preference terms as the TARP CPP preferred stock. The CDCI shares bear a dividend rate of 2% per annum for the first eight years from August 15, 2010 to August 15, 2018, and at a rate of 9% thereafter. Subject to the approval of the Board of Governors of the Federal Reserve System and U.S. Treasury Department, the preferred shares are redeemable at the option of the Company at 100% of their liquidation preference.

The fair value of CDCI shares at time of the exchange was determined to be $13,654,238 using a discounted cash flow analysis which resulted in a discount of $3,345,762. Accretion of the discount associated with the CDCI preferred stock is recognized as an increase to preferred stock dividends in determining net income available to common shareholders.

The Securities Purchase Agreement, pursuant to which the Preferred Shares were sold, contains limitations on the payment of dividends on the Common Stock which effectively prohibits the payment of cash dividends while the securities are outstanding and on the Company’s ability to repurchase its Common Stock, equity securities, or trust preferred securities. The Company is also subject to certain executive compensation limitations included in the Emergency Economic Stabilization Act of 2008, which places limits on both golden parachute payments and incentive compensation or bonus payments based upon unnecessary or excessive risks. There is also a provision requiring the recovery of bonuses or incentive compensation paid based on reported earnings, gains, or other criteria that are later found to be materially inaccurate.

From May 2011 through July 2014, the Company had to obtain regulatory approval prior to payment of any dividends. The Company declared and paid $340,000 in dividends on TARP preferred stock in 2017 and 2016.

NOTE 17 – MORTGAGE SERVICING RIGHTS

Activity for loan servicing rights follows:

	2017	2016
Beginning of year	$7,008,026	$7,379,079
New additions	2,012,912	1,324,386
Change in fair value	110,092	(1,695,439)
	$9,131,030	$7,008,026

The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds, default rates, losses and interest rates, among other factors. During 2017 and 2016, the Bank sold residential loans to an unrelated bank in addition to selling residential loans to FNMA. The fair value at December 31, 2017 for each portfolio was determined based on the following factors:

Portfolio	Discount rate	Prepayment speed range	Weighted avg. default rate
FNMA-Fixed	10.00%	5.62 CPR to 10.34 CPR	0.12%
FNMA-MBS-Fixed	10.00%	12.34 CPR to 11.71 CPR	0.00%
FNMA-MBS-Adjustable	12.00%	18.94 CPR to 17.94 CPR	0.00%
Other institution	15.00%	13.36 CPR to 14.07 CPR	0.00%

The unpaid principal balance of loans serviced for others, which are not included in the accompanying consolidated statements of financial condition, were approximately $1,021,393,000 and $902,459,000 at December 31, 2017 and 2016. The custodial escrow balances for loans serviced for others were $3,937,274 and $3,187,128 at December 31, 2017 and 2016 and are included in deposits.

Servicing fee income recorded for fees earned for servicing loans, net of direct expenses, is reported on the consolidated statements of income and comprehensive income with service and transaction fees. The fees are based on a contractual percentage of the outstanding principal, and are recorded as income when earned. Net servicing fees totaled $2,486,010 and $2,147,269 for the years ended December 31, 2017 and 2016. Net servicing fees are reported within the service and transaction fees line item on the consolidated statements of income and comprehensive income. Late fees and ancillary fees related to loan servicing are not material.

NOTE 18 – EARNINGS PER SHARE

The factors used in the earnings per share computation follow:

	2017	2016
Basic
Net income	$6,860,615	$5,392,292
Less TARP Preferred Stock Dividend	(340,000)	(340,005)
Less TARP Discount Accretion	(482,319)	(458,938)
Less FAIB Capital Corp Preferred Stock Dividend	(7,150)	(7,150)
Net income available to common shareholders	$6,031,146	$4,586,199
Weighted average common shares outstanding	2,204,046	2,200,381
Basic earnings per common share	$2.74	$2.08
Diluted
Net income	$6,860,615	$5,392,292
Less TARP Preferred Stock Dividend	(340,000)	(340,005)
Less TARP Discount Accretion	(482,319)	(458,938)
Less Dividend on noncontrolling interest	(7,150)	(7,150)
Net income available to common shareholders	$6,031,146	$4,586,199
Weighted average common shares outstanding
for basic earnings per common share	2,204,046	2,200,381
Add: Dilutive effects of assumed exercises of stock options	3,757	—
Average shares and dilutive potential common shares	2,207,803	2,200,381
Diluted earnings per common share	$2.73	$2.08

As of December 31, 2017 there were 54,500 stock options that were dilutive. As of December 31, 2016 there were 68,000 stock options that were anti-dilutive.

NOTE 19 – ACCUMULATED OTHER COMPREHENSIVE LOSS

The components of accumulated other comprehensive loss, with related tax effects, included in total equity are as follows:

	2017	2016
Net unrealized (losses) on securities	$(52,016)	$(47,000)
Tax effect	25,149	15,980
Accumulated other comprehensive loss	$(26,867)	$(31,020)